Exhibit 99.1

TURTLE BEACH CORPORATION APPOINTS LIBBY BUSH
TO BOARD OF DIRECTORS

WHITE PLAINS, N.Y. – July 25, 2024 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming headset and accessories brand, today announced the appointment of Libby Bush, Global Head of Media & Entertainment Partnerships at leading entertainment and sports agency, Creative Artists Agency (CAA), to its board of directors (the “Board”) as an independent director, effective immediately. Following her election to the Board, Ms. Bush has been added as a member of its Compensation Committee. With Ms. Bush’s appointment, the Board now includes a total of nine directors. In addition, William Wyatt, who has served as an independent board member since 2023, has been named Chair of the Compensation Committee.

“We are delighted to welcome Libby to the Board,” said Terry Jimenez, Chairman of the Board, Turtle Beach Corporation. “Her extensive leadership experience in media and entertainment and building leading consumer brands will greatly benefit Turtle Beach and its shareholders as we continue to expand our business. We look forward to benefitting from her contributions.”

“Libby’s perspective and deep understanding of large and successful brands will undoubtedly benefit the Board and the Company,” added Julia Sze, Chair of the Nominating and Governance Committee. “Additionally, her appointment to the Compensation Committee along with the appointment of Will to Chair of the Compensation Committee underscores our continued dedication to creating compensation programs that align with and drive value for all shareholders.”

Ms. Bush is a seasoned media and entertainment executive with over two decades of experience in marketing and strategic growth initiatives in both funding and distribution aspects.  As Global Head of Media & Entertainment Partnerships at CAA, Ms. Bush oversees the department’s 25 colleagues and serves as a trusted advisor, strategist, and dealmaker for high-profile talent clients, in addition to major media companies such as Netflix, Apple TV+, HBO, and Paramount+. Prior, she founded and led Tandem Entertainment, a boutique agency later acquired by CAA in 2020. Earlier in her career, she honed her skills in marketing and brand partnerships in notable positions with the NBA, the WNBA’s Los Angeles Sparks, and the Walt Disney Company, working at both ABC and Marvel. Ms. Bush received a B.A. in rhetoric and communication studies from the University of Richmond.

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About Turtle Beach Corporation
Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach Corporation acquired Performance Designed Products (www.pdp.com) in 2024. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

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While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public/// filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investors:
hear@icrinc.com
(646) 277-1285

Public Relations & Media:
MacLean Marshall
Sr. Director, Global Communications
Turtle Beach Corporation
(858) 914-5093
maclean.marshall@turtlebeach.com